SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (or Date of Earliest Event Reported): August 20, 2001



                         HANDY HARDWARE WHOLESALE, INC.
             (Exact name of Registrant as specified in its charter)


    Texas                                 0-15708                 74-1381875
(State or other jurisdiction of     (Commission File Number)    (IRS Employer
  incorporation)                                             Identification No.)





                    8300 Tewantin Drive, Houston Texas                   77061
                  (Address of principal executive offices)            (Zip Code)



                                 (281) 644-1495
              (Registrant's telephone number, including area code)



                                 Not applicable
          (Former name or former address, if changed since last report)

                    INFORMATION TO BE INCLUDED IN THE REPORT

Items 1 through 4 and Items 6 through 9 are not included because they are not applicable.

Item 5.  Other Events.

     Mr. James D. Tipton has announced that, effective January 2002, he intends to retire from his position as the Company's President, having served in that capacity since 1980. After conducting a search for Mr. Tipton's successor, and upon the recommendation of our Search Committee, the special committee of the Board of Directors appointed to recommend Mr. Tipton's successor, the Board of Directors has selected Mr. Jerry Donald Jameson, Jr. to serve as the Company's President following Mr. Tipton's retirement.

     Mr. Jameson spent eighteen years with Higginbotham-Pearlstone, serving in capacities from sales manager to executive vice president. He next served as vice president of marketing for HDW, Inc. for two years, and has served as chief financial officer of C. H. Taylor & Associates since 1997. For more than twenty-five years, he has been involved in various aspects of retail, wholesale and factory representative employment.

     Effective August 20, 2001, the Board of Directors appointed Mr. Jameson as the Company's Executive Vice President and Chief Operating Officer, to serve until Mr. Tipton's retirement early next year.






                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          HANDY HARDWARE WHOLESALE, INC.


Date: August 21, 2001                     By: /s/ Tina S. Kirbie
                                              ----------------------------------
                                              Tina S. Kirbie
                                              Senior Vice President - Finance,
                                              Secretary and Treasurer